Exhibit 10.1

GREENTREE FINANCIAL GROUP, INC.
17111 Kenton Drive
Cornelius, North Carolina 28031

COMMERCIAL LEASE

This lease is made between GreenTree Financial Group, Inc. of Plantation, FL herein called Lessor, and Biometrix International, Inc. of Cornelius, NC herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated in the County of Mecklenburg, State of North Carolina, located at 17111 Kenton Drive, described as office space upon the following TERMS and CONDITIONS:

1. Terms and Rent. Lessor demises the above premises for a term of 3 years, commencing on the 1st day of January, 2005 and terminating on the 31st day of December, 2007, or sooner as provided herein at the monthly rental of one hundred dollars ($100), payable in advance on the first day of each month for that month’s rental, during the term of this lease. All rental payments shall be made to Lessor at the address specified above. The lease amount is discounted from the normal market value. (Refer to Chart 1)

2. Use. Lessee shall use and occupy the premises for office space and storage. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required to the premises for the Length of the Lease.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate the lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of the Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, and gas, electricity, and telephone services.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor’s agent to enter upon the premises at reasonable times upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual “To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 10 days of the commencement of the term hereof.

10. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

11. Insurance. Lessee, at his expense, shall maintain liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

12. Eminent Domain. If the premises or any part thereof or any estate therein, or any part of the building materially affecting Lessee’s use of premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof.

13. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessee shall forthwith repair the same, provided that such repairs can be made within one hundred twenty (120) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as foresaid, and in event that Lessor shall not elect to make such repairs which cannot be made within one hundred twenty (120) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

14. Lessor’s Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within thirty (30) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than thirty (30) days’ notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, without extinguishing Lessee’s liability. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

15. Tax Increase. In the event there is any increase during any year of the term of this lease in the City, County or State real estate over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 50% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of the Lessee shall be proportionate to the portion of the lease term included in such year.

16. Attorney’s Fees. In case suit should be brought for recovery of the premises or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all the costs incurred in connection with such action, including a reasonable attorney’s fee.

17. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

18. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

19. Heirs, Assigns, Successors. This lease is pending upon and insures to the benefit of the heirs, assigns and successors in interest to the parties.

20. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of thirty-sixty (36) months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term. The option shall be exercised by written notice given to Lessor not less than ninety (90) days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

21. Subordination. This lease is and shall be subordinated to all exiting and future liens and encumbrances against the property.

22. Entire Agreement. The forgoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties’ execution hereof:

Signed this 1st Day of January, 2005

By_________________________________ Lessor      By:________________________Lessee

Rep. GreenTree Financial Group, Inc.                           Rep. Biometrix International, Inc.